                                                                   EXHIBIT (3)A.

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SUMMIT BANCORP.
                            (Restated March 1, 1996)


     SUMMIT BANCORP., a corporation formed pursuant to the provisions of the New Jersey Business Corporation Act (N.J.S.A. 14A: 1-1 et. seq.), hereby restates its Certificate of Incorporation pursuant to the provisions of the New Jersey Business Corporation Act (N.J.S.A. 14A:9-5).

     1.   The name of the Corporation is SUMMIT BANCORP.

     2.   The purposes for which the corporation is formed are:

          A. To engage in and carry on the business of a registered bank holding company.

          B. To acquire, by purchase, subscription or otherwise, own, hold for investment or otherwise, use, sell, exchange, mortgage, pledge, hypothecate, create a security interest in, or otherwise deal with and dispose of, any and all securities, as hereinafter defined, and to possess and exercise any and all rights, powers and privileges of ownership of any and all such securities, including the right to vote thereon and to consent, assent or dissent with respect thereto for any and all purposes, and to issue or deliver its own securities in payment or exchange, in whole or in part, for any securities or to make payment therefor by any other lawful means; to aid by loan, subsidy or in any other lawful manner any corporation, firm, organization, association or other entity in which the Corporation may be or become interested through the direct or indirect holding of securities or in any other manner; to do any and all acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held or guaranteed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose.

               The term "securities", as used in this article, shall mean any and all shares, stocks, bonds, debentures, notes, acceptances, voting trust certificates, certificates of deposit, evidences of indebtedness, other obligations, certificates of any interest in or of the deposit of any of the foregoing, scrip, interim or other receipts, warrants or rights to subscribe for or purchase, or guarantees of, any of the foregoing, or any other interests or instruments commonly known as securities.

          C. To the extent permitted by law, to cause to be formed, organized, reorganized, consolidated, merged or liquidated and to take charge of, any corporation, firm, organization, association or other entity, foreign or domestic.




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          D.   To the extent permitted by law, to furnish services to and perform services for, and to act in any representative capacity for, any corporation, firm, organization, association, or other entity in which the Corporation may be or become interested through the direct or indirect holding of securities or in any other manner, whether in the development, exploitation, promotion, operation, management, liquidation, or otherwise, of any of the business or property thereof or of any lawful enterprise related thereto.

          E. To make loans and give other forms of credit with or without security.

          F. To borrow money for its corporate purposes; to draw, make, accept, endorse, execute, issue, deliver and negotiate bonds, debentures, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and to secure the payment thereof and the interest thereon by a deed or deeds of trust or by mortgage or pledge of or upon, or by the creation of a security interest in, all or any part of the property of the Corporation, real or personal, or any interest therein, wherever situated, whether at the time owned or thereafter acquired, and to sell, pledge, create a security interest in or otherwise dispose of such bonds, debentures, notes or other obligations.

          G. To purchase, lease or otherwise acquire, take, hold, own, use, improve, maintain, develop, complete, extend, manage, operate, mortgage or otherwise impose a lien upon or create a security interest in, sell, exchange, lease or otherwise dispose of or convey or transfer in any manner, buildings, storage and other facilities, real and personal property of all kinds, and any and all rights, interests or easements therein, without limit as to amount and wherever situated.

          H. To engage in any such activity directly or through a subsidiary or subsidiaries, and to take all acts deemed appropriate to promote the interest of such subsidiary or subsidiaries, including without limiting the foregoing, making contracts and incurring liabilities for the benefit of such subsidiary or subsidiaries; and transferring or causing to be transferred to any such subsidiary or subsidiaries assets of the Corporation.

          I. To guarantee the bonds, debentures, notes or other evidences of indebtedness issued, or obligations incurred by subsidiary companies in which the Corporation holds, directly or indirectly, at least a majority of the voting stock, or by any corporation, partnership, limited partnership, joint venture or other association where the Corporation has or may acquire a substantial interest in such corporation, partnership, limited partnership, joint venture or other association or where such guarantee is otherwise in furtherance of the interest of the Corporation.

          J. To provide that the obligations of such subsidiary companies may be convertible into, or exchangeable for, or carry rights or options to purchase or subscribe to, or both, shares of the Corporation of any class.



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          K.   In general, to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor or otherwise, either alone or in company with any person, entity, syndicate, partnership, association, corporation or others; to establish and maintain offices and agencies within and anywhere outside of the State of New Jersey; and to exercise all or any of its corporate powers and rights in the State of New Jersey and in any and all other states, territories, districts, possessions or dependencies of the United States of America and in any other countries or places.

          L. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by law.

     3. The total number of shares of capital stock authorized and which may be issued by this Corporation is One Hundred Thirty-Four Million (134,000,000) shares, of which One Hundred Thirty Million (130,000,000) shares of One and 20/100 Dollars ($1.20) par value each shall be designated as Common Stock, and of which Four Million (4,000,000) shares without par value shall be designed as Preferred Stock. All or any part of such authorized Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors as provided by law.

     No holders of shares of Common Stock or Preferred Stock of the Corporation shall be entitled, as such, as a matter of preemptive or preferential right, to subscribe for or purchase any part of any new or additional issue of shares of Common Stock or Preferred Stock, or any treasury shares of Common Stock or Preferred Stock, or of securities of the Corporation or of any subsidiary of the Corporation convertible into or exchangeable for, or carrying rights or options to purchase or subscribe to, or both, shares of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          The Board of Directors of the Corporation is, pursuant to the New Jersey Business Corporation Law (N.J.S.A. 14A:7-2), authorized to amend this Restated Certificate of Incorporation of the Corporation so as (a) to divide the authorized shares of Preferred Stock of the Corporation into series within such class, (b) to determine the designation and the number of shares of any such series, and (c) to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of Preferred Stock of the Corporation.

          A.   Creation of Preferred Stock, Series R.   A series of Preferred
     Stock of the Corporation, consisting of 1,000,000 Shares, is hereby created and designated as "Series R Preferred Stock" (the "Series R Preferred Stock") which series of Preferred Stock shall have a stated value of $100 per share and the following rights and preferences:


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               (a) Dividends and Distributions.

                    (1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series R Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to one hundred (100) times the aggregate per share amount of all cash dividends declared or paid on the Common Shares, $1.20 par value per share, of the Corporation (the "Common Shares"), and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, on the first business day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series R Preferred Stock in an amount equal to $1.00 per share of Series R Preferred Stock reduced (but not to an amount less than zero) by the per share amount of all cash dividends declared on the Series R Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series R Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series R Preferred Stock, make any distribution on the Common Shares of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of Common Shares or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series R Preferred Stock of the Corporation a distribution, in like kind, of one hundred (100) times such distribution paid on a Common Share (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series R Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Shares applicable to the determination of the Participating Dividends, which shall be one hundred (100) initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend


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               Multiple".  In the event the Corporation shall at any time after
               August 28, 1989 declare or pay any dividend or make any distribution on Common Shares payable in Common Shares or any class or series thereof, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding Common Shares into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series R Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                    (2) The Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Shares in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Shares in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Shares unless a Participating Dividend in respect of such dividend or distribution on the Common Shares shall be simultaneously paid, or set aside for payment, on the Series R Preferred Stock.

                    (3) Preferential Dividends shall begin to accrue on outstanding shares of Series R Preferred Stock commencing with the Quarterly Dividend Payment Date next following the date of issuance of any shares of Series R Preferred Stock and shall accrue on and as of such date and each successive Quarterly Dividend Payment Date thereafter. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               b) Voting Rights. The holders of shares of Series R Preferred Stock shall have the following voting rights:

                    (1) Subject to the provisions for adjustment hereinafter set forth, each share of Series R Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of Series R Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred


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               to as the "Vote Multiple."  In the event the Corporation shall at any time after August 28, 1989 declare or pay any dividend on Common Stock payable in Common Shares, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding Common Shares into a greater or lesser number of Common Shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series R Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                    (2) Except as otherwise provided herein, or by law, the Certificate of Incorporation or the By-laws, the holders of shares of Series R Preferred Stock and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                    (3) If at the time of any annual meeting of shareholders of the Corporation for the election of directors, the Corporation shall have failed to pay the Preferential Dividends on the shares of the Series R Preferred Stock for six dividend payment periods, whether or not consecutive, or shall fail to pay in full such dividends, if any, as may accumulate on any other series of Preferred Stock for a period of 18 months (referred to herein as a "Dividend Payment Default"), the number of directors of the Corporation shall be increased by two and the holders of the all outstanding series of Preferred Stock in respect of which such a default in payment of dividends as described hereinabove exists, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend periods upon all series of Preferred Stock have been paid or declared and set apart for payment. If and when the full cumulative dividends on all series of Preferred Stock for all past dividend payment periods shall have been paid or declared and set apart for payment, the holders of Preferred Stock shall be divested of the foregoing special voting right, subject to revesting in the event of each and every subsequent Dividend Payment Default. Upon the termination of each such special voting right, the term of office of each director elected by the holders of shares of Preferred Stock in respect of which a default exists in the payment of dividends as described hereinabove (herein referred to as a "Preferred Director") pursuant to such special voting right shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced by two. Any Preferred Director may be removed by, and shall not be removed except



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               by, the vote of the holders of record of the outstanding shares of Preferred Stock in respect of which such a default exists, voting together as a single class without regard to series, at a meeting of the shareholders, or of the holders of shares of such Preferred Stock, called for the purpose. As long as a Dividend Payment Default shall continue (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
               (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock in respect of which such a default exists, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or a subsequent meeting. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

                    (4) Except as otherwise set forth herein or required by law, the Certificate of Incorporation or the By-laws, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for the taking of any corporate action.

               (c)   Certain Restrictions.

                    (1) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series R Preferred Stock outstanding shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, and in addition to any and all other rights which any holder of shares of Series R Preferred Stock may have in such circumstances, the Corporation shall not:

                         (i) declare or pay or set apart for payment dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock;

                         (ii)  declare or pay or set apart for payment
                    dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series R Preferred Stock, unless dividends are paid ratably on the Series R Preferred Stock and all such parity stock on which dividends are payable or in



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                    arrears in proportion to the total amounts to which the
                    holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                         (iii) except as permitted by subparagraph (iv) of this
                    paragraph (c)(1), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series R Preferred Stock; or

                         (iv) purchase or otherwise acquire for consideration any shares of Series R Preferred Stock, or any shares of stock ranking on a parity with the Series R Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (2) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section
               (c), purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

                    (3) The Corporation shall not issue any shares of Series R Preferred Stock except upon exercise of rights issued pursuant to that certain Rights Agreement dated as of August 16, 1989 between the Corporation and First Chicago Trust Company of New York, as Rights Agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence,



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               nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series R Preferred Stock.

               (d) Reacquired Shares. Any shares of Series R Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

               (e) Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock unless the holders of shares of Series R Preferred Stock shall have received, subject to adjustment as hereinafter provided, (1) $1.00 per one-hundredth share ($100 per share) plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) if greater than the amount specified in clause (i)(1) of this sentence, an amount equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Shares, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series R Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series R Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series R Preferred Stock are entitled under clause (i)(1) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series R Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(2) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of Common Shares upon the liquidation, dissolution or winding up of the Corporation applicable, pursuant to said clause, to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Corporation shall at any time after August 28, 1989 declare or pay any dividend on Common Shares payable in Common Shares or any class or series thereof, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding Common Shares into a greater or lesser number of Common Shares, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series R Preferred Stock


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          shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section (e), nor shall the merger or consolidation of the Corporation into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Corporation, be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section (e).

               (f) Certain Reclassifications and Other Events.

                    (1) In the event that holders of Common Shares of the Corporation receive after August 28, 1989 in respect of their Common Shares any share of capital stock of the Corporation (other than any Common Shares of the Corporation of the same class and series as such outstanding Common Shares), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series R Preferred Stock shall be adjusted so that after such event the holders of Series R Preferred Stock shall be entitled, in respect of each share of Series R Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a Common Share shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock; (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a Common Share shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock; and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a Common Share shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.



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                    (2)   In the event that all holders of Common Shares of the
               Corporation receive after August 28, 1989 in respect of their Common Shares any right or warrant to purchase Common Shares (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Shares) at a purchase price per share less than the Fair Market Value of a Common Share on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series R Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of Common Shares outstanding immediately before such issuance of rights or warrants plus the maximum number of Common Shares which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of Common Shares outstanding immediately before such issuance of rights or warrants plus the number of Common Shares which could be purchased, at the Fair Market Value of the Common Shares at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                    (3) In the event that holders of Common Shares of the Corporation receive after August 28, 1989 in respect of their Common Shares any right or warrant to purchase capital stock of the Corporation (other than Common Shares of any class or series), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Shares of any class or series), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series R Preferred Stock shall each be adjusted so that after such event each holder of a share of Series R Preferred Stock shall be entitled, in respect of each share of Series R Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a Common Share shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined); (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a Common Share shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction; and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a Common Share shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of Common Shares of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                    (4) For purposes hereof, the "Fair Market Value" of a share of capital stock of the Corporation (including a Common Share) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open.
               If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

               (g)   Consolidation, Merger, etc.   In case the Corporation shall
          enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series R Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each Common Share is changed or exchanged multiplied by the highest of the Dividend Multiple, the Vote Multiple or the Liquidation Multiple in effect immediately prior to such event.

               (h)   Effective Time of Adjustments.

                    (1) Adjustments to the Series R Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                    (2) The Corporation shall give prompt written notice to each holder of a share of Series R Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

               (i) No Redemption. The shares of Series R Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series R Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Corporation.

               (j) Ranking. Unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Amendment relating to a subsequent series of preferred stock of the Corporation, the Series R Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Shares.

               (k) Conversion or Exchange. The holders of shares of Series R Preferred Stock shall not have any rights to convert such shares into or exchange such shares for Common Shares of the Corporation or any other stock of the Corporation.

               (l) Preemptive Rights. Shares of the Series R Preferred Stock are not entitled to any preemptive rights.

               (m) Amendment. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Series R Preferred Stock at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, on which matter the holders of shares of this Series R Preferred Stock shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation of the Corporation or of any certificate amendatory or supplemental thereto which amendment, alteration or repeal would, if effected, adversely affect the preferences, rights, powers or privileges of this Series R Preferred Stock.

          B. Creation of Adjustable Rate Cumulative Preferred Stock, Series B. A series of Preferred Stock of the Corporation, consisting of 1,200,000 shares, is hereby created and designated as "Adjustable Rate Cumulative Preferred Stock, Series B" (hereinafter referred to as "this Series B"), which series of Preferred Stock shall have a stated value of $50 per share and the following rights and preferences:

               (a)   Dividends.

                    (1) Dividends shall accrue daily on the shares of this Series B for each dividend payment period at the following rates:
               (i) for the dividend payment period from the date of their original issuance to and including July 31, 1987 at the rate of 7.25% per annum, and (ii) for each quarterly dividend payment period thereafter, commencing on August 1, November 1, February 1 or May 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such quarterly dividend payment period (a "Quarterly Dividend Period"), at the Applicable Rate (as defined in paragraph (2) of this Section (a)) from time to time in effect for each such Quarterly Dividend Period. Such dividends, calculated as a percentage of stated value, shall accrue from the date of original issuance of such shares, shall be payable in arrears, when, as and if declared by the Board of Directors, on the first day of February, May, August and November of each year, commencing August 1, 1987 and shall cumulate if not paid on such payment date. Each such dividend shall be paid to the holders of record of shares of this Series B as they appear on the books of the Corporation on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof.

                    (2) Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period shall be 1.50% less than the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) as determined in advance for such Quarterly Dividend Period. In the event that the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Quarterly Dividend Period shall be 1.50% less than the higher of whichever of such rates can be so determined. In the event that the Corporation determines in good faith that none of such rates can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding dividend payment period shall continue for such Quarterly Dividend Period. Notwithstanding the foregoing, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 6% per annum nor greater than 11% per annum.

                    (3) Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates for three-month U.S. Treasury bills, as published weekly by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the period of fourteen calendar days (a "Calendar Period") immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the commencement of the Quarterly Dividend Period for which the dividend rate on this Series B is being determined (or the one weekly per annum market discount rate, if only one such rate shall be so published during such Calendar Period). In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates for three-month U.S. Treasury bills as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation (or the one weekly per annum market discount rate, if only one such rate shall be so published during such Calendar Period). In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation (or the one weekly per annum market discount rate, if only one such rate shall be so published during such Calendar Period). In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates were published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in the U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days (from the date of such quotation), as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                    (4) Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the commencement of the Quarterly Dividend Period for which the dividend rate on this Series B is being determined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be so published during such Calendar Period). In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be so published during such Calendar Period).
               In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation (or the one weekly per annum average yield to maturity, if only one such yield shall be so published during such Calendar Period). In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                    (5) Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series B is being determined (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be so published during such Calendar Period). In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields, as published weekly during such Calendar Period by any Federal Reserve Bank or by and U.S. Government department or agency selected by the Corporation (or the one weekly per annum Thirty Year Average yield, if only one such yield shall be so published during such Calendar Period). In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation (or the one weekly per annum average yield to maturity, if only one such yield shall be so published during such Calendar Period). In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                    (6) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                    (7) The amount of dividends per share payable for each dividend period shall be computed by dividing the Applicable Rate for such dividend period by four and applying such rate against the $50 stated value per share of the shares of this Series B, rounding to the nearest cent. The amount of dividends payable for the dividend payment period from the date of original issue to and including July 31, 1987 or any period shorter than a full dividend payment period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

                    (8) The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause notice of the Applicable Rate for the then current Quarterly Dividend Period to be mailed to holders of shares of this Series B with the dividend payment checks for the preceding Quarterly Dividend Period, or, if such notice is not practicable, will cause notice of the Applicable Rate to be published as soon thereafter as practicable in a newspaper of general circulation in New York City.

                    (9)   For purposes of this Section (a), the term

                         (i) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                         (ii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                         (iii) "Thirty Year Average Yield" shall mean the
                    average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 30 years).

                    (10) No dividends shall be declared or paid or set apart for payment on any series of Preferred Stock or any class of capital stock of the Corporation ranking, as to dividends, on a parity with or junior to this Series B for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on this Series B for all past dividend payment periods. When full cumulative dividends for all past dividend periods are not paid or provided for, as aforesaid, upon the shares of this Series B and any other series of Preferred Stock and any other class of capital stock of the Corporation ranking, as to dividends, on a parity with this Series B (herein referred to as "Dividend Parity Stock"), all dividends declared upon shares of this Series B and any other Dividend Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series B and all other Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series B and such other Dividend Parity Stock bear to each other. Holders of shares of this Series B shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series B. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on this Series B which may have accumulated or be in arrears.

                    (11) So long as any shares of this Series B are outstanding, no dividend, other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series B as to dividends and upon liquidation and other than as provided in paragraph (10) of this Section (a), shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with this Series B as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series B as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary thereof (except by conversion into or exchange for stock of the Corporation ranking junior to this Series B as to dividends and upon liquidation) unless, in each case, full cumulative dividends on all outstanding shares of this Series B shall have been paid for all past dividend payment periods.

               (b)   Redemption.

                    (1) The shares of this Series B shall not be redeemable prior to May 1, 1992. On and after May 1, 1992, the Corporation, at its option, may redeem shares of this Series B, as a whole or in part, upon not less than 30 nor more than 60 days' notice by mail, at a redemption price (i) in the case of redemption on or after May 1, 1992 and prior to May 1, 1995, of $51.50 per share and (ii) in the case of a redemption occurring on or after May 1, 1995, of $50 per share, plus, in each case, all accrued and unpaid dividends thereon to the date fixed for redemption.

                    (2) In the event that fewer than all the outstanding shares of this Series B are to be redeemed as permitted by this Section (b), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of any stock exchange upon which the shares of this Series B may at the time be listed.

                    (3) Notice of any redemption of shares of this Series B, specifying the date fixed for redemption (herein referred to as the "Redemption Date") and place of redemption, shall be given by first class mail mailed to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 30 days prior to the Redemption Date; if less than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed.

                    (4) Notice of redemption of shares of this Series B having been given as provided in paragraph (3) of this Section (b), unless default be made in the payment in full of the redemption price and all accrued and unpaid dividends to the Redemption Date, dividends on the shares called for redemption shall cease to accrue at the Redemption Date, and all rights of the holders of such shares as shareholders of the Corporation by reason of the ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares, without interest thereon, on presentation and surrender of the respective certificates representing such shares, and such shares shall not after the Redemption Date be deemed to be outstanding. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                    (5) Any shares of this Series B which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                    (6) In the event that full cumulative dividends for all past dividend payment periods on shares of this Series B have not been paid, no shares of this Series B shall be redeemed unless all outstanding shares of this Series B are simultaneously redeemed, and neither the Corporation nor any subsidiary thereof shall purchase or otherwise acquire any shares of this Series B; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series B pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series B.

                    (7) Shares of this Series B are not subject or entitled to the benefit of a sinking fund.

               (c) Conversion or Exchange. The holders of shares of this Series B shall not have any rights to convert such shares into or exchange such shares for shares of Common Stock of the Corporation or any other stock of the Corporation.

               (d) Preemptive Rights. Shares of this Series B are not entitled to any preemptive rights.

               (e) Voting. Except as required by law, the shares of this Series B shall not have any voting powers, either general or special, except as provided in the following paragraphs (1) through (3):

                    (1) If at the time of any annual meeting of shareholders of the Corporation for the election of directors, the Corporation shall have failed to pay full cumulative dividends on the shares of this Series B for six dividend payment periods, whether or not consecutive, or shall fail to pay in full such dividends, if any, as may accumulate on any other series of Preferred Stock for a period of 18 months (referred to herein as a "Dividend Payment Default"), the number of directors of the Corporation shall be increased by two and the holders of all outstanding series of Preferred Stock in respect of which such a default in payment of dividends as described hereinabove exists, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment periods on all series of Preferred Stock have been paid or declared and set apart for payment. If and when full cumulative dividends upon all series of Preferred Stock for all past dividend payment periods shall have been paid or declared and set apart for payment, the holders of Preferred Stock shall be divested of the foregoing special voting right, subject to revesting in the event of each and every subsequent Dividend Payment Default. Upon the termination of each such special voting right, the term of office of each director elected by the holders of shares of Preferred Stock in respect of which a default exists in the payment of dividends as described hereinabove (herein referred to as a "Preferred Director") pursuant to such special voting right shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced by two. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock in respect of which such a default exists, voting together as a single class without regard to series, at a meeting of the shareholders, or of the holders of shares of such Preferred Stock, called for the purpose. So long as a Dividend Payment Default shall continue (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
               (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock in respect of which such a default exists, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or a subsequent meeting. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

                    (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Series B at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, on which matter the holders of shares of this Series B shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation of the Corporation or of any certificate amendatory or supplemental thereto which amendment, alteration or repeal would, if effected, adversely affect the preferences, rights, powers or privileges of this Series B other than any such amendment or alteration subject to paragraph (3) of this Section
               (e).

                    (3) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series B and all other series of Preferred Stock ranking on a parity with this Series B either as to the dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, on which matter the holders of shares of this Series B and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary to issue, authorize or increase the authorized amount of any class of capital stock of the Corporation or series of Preferred Stock ranking prior to the shares of this Series B as to dividends or upon liquidation or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase any such shares.

               (f)   Liquidation Rights.

                    (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series B shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock or on any other stock of the Corporation ranking junior to this Series B upon liquidation, the amount of $50 per share, plus a sum equal to all dividends accrued on such shares (whether or not earned or declared) and unpaid to the date of final distribution. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section (f), nor shall the merger or consolidation of the Corporation into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Corporation, be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section (f).

                    (2) After the payment in cash (in New York Clearing House funds or its equivalent) to the holders of the shares of this Series B of the full preferential amounts for the shares of this Series B, the holders of this Series B as such shall have no right or claim to any of the remaining assets of the Corporation.

                    (3) In the event the assets of the Corporation available for distribution to the holders of shares of this Series B upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f), no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of stock of the Corporation ranking on a parity with the shares of this Series B upon such dissolution, liquidation or winding up unless proportionate amounts shall be paid on account of the shares of this Series B, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of this Series B are respectively entitled upon such dissolution, liquidation or winding up.

                    (4) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series B then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to paragraph (1) of this Section
               (f) before any payment shall be made to the holders of any series of Preferred Stock or any class of stock of the Corporation ranking junior to this Series B upon liquidation.

               (g) For purposes of this amendment, any stock of any series or class of the Corporation shall be deemed to rank:

                    (1) prior to the shares of this Series B, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series B;

                    (2) on a parity with shares of this Series B, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series B, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon the dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series B; and

                    (3) junior to shares of this Series B, as to dividends or upon liquidation, if such stock shall be Common Stock or if the holders of shares of this Series B shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class.

          C. Creation of Adjustable Rate Cumulative Preferred Stock, Series C. A series of Preferred Stock of the Corporation, consisting of 504,481 shares, is hereby created and designated as Adjustable Rate Cumulative Preferred Stock, Series C (hereinafter referred to as "this Series C"), which series of Preferred Stock shall have a stated value of $25 per share and the following rights and preferences:

          1. Dividends. The holders of this Series C shall be entitled to the payment of cumulative dividends, from the date of issuance, at the Applicable Rate (as defined below), payable in cash. Such dividends, when due, must be paid before any dividend shall be paid on shares of common stock of the Corporation. Such dividends shall be payable, on a pro rata basis, with dividends on this Series C.

               Holders of shares of this Series C will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of assets of the Corporation legally available for payment, dividends payable at the rate of 9.50% per annum for the initial period ending June 15, 1983, and at the Applicable Rate from time to time in effect, for each quarterly dividend period thereafter. Dividends on this Series C will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, with the first dividend payable on March 15, 1996. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends will be cumulative from the date of issue. No full dividends will be declared or paid or set apart for payment on preferred stock of any series ranking, as to dividends, on a parity with or junior to this Series C for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series C for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon this Series C and any other preferred stock ranking on a parity as to dividends with this Series C, all dividends declared upon shares of this Series C and any other preferred stock ranking on a parity as to dividends will be declared pro rata. Except as provided in the preceding sentence, unless full cumulative dividends on this Series C have been paid or declared and set apart for payment, no dividends (other than in common stock or another stock ranking junior to this Series C as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution made upon the common stock of the Corporation or on any other stock of the Corporation ranking junior to or on a parity with this Series C as to dividends or upon liquidation, nor shall any common stock nor any other stock of the Corporation ranking junior to or on a parity with this Series C as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series C as to dividends and upon liquidation).

               Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be 2.75% less than the highest of (a) the 3 month Treasury Bill Rate, (b) the Ten Year Constant Maturity Rate and (c) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period will be 2.75% less than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period will be continued for such dividend period. However, the Applicable Rate for any dividend period will in no event be less than 6.00% per annum nor greater than 12.00% per annum.

                    Except as provided below, the "Treasury Bill Rate" for each quarterly dividend will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall be published during the relevant Calendar Period) for 3 month U.S. Treasury bills, as published by the Federal Reserve Board (the "Board") during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate is being determined.

                    Except as provided below, the "Ten Year Constant Maturity
               Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period) as published by the Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate is being determined.

                    Except as provided below, the "Twenty Year Constant Maturity
               Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published by the Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate is being determined.

                    If in any case the Board does not publish weekly any per
               annum data required for determination of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate, as the case may be, for any dividend period as aforesaid during any such Calendar Period, then such calculation will be made on the basis of the arithmetic average of such per annum data for the most recent weeks (or on the basis of such per annum data for one week if such per annum data shall be published for only one week during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If such per annum data shall not be published by the Board or by any Federal Reserve Bank or by any U.S. Government department or agency during the Calendar Period, then such calculation will be made on the basis of the arithmetic average of such per annum data for the two most recent weeks (or such per annum data for one week if such data shall be published for only one week during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury bills or securities, as the case may be (other than Special Securities, as defined below) having comparable maturities as follows: (a) for U.S. Treasury bills, those having maturities of not less than 80 not more than 100 days; (b) for ten year U.S. Treasury securities, those fixed interest rate securities having maturities of not less than eight nor more than 12 years; and (c) for twenty year U.S. Treasury securities, those fixed interest rate securities having maturities of not less than 18 nor more than 22 years, in each case as published during such Calendar Period by the Board or, if, in any case, the Board shall not publish such data, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason no U.S. Treasury bill rates are published during any relevant Calendar Period, then the Treasury Bill Rate for the relevant dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S Government securities selected by the Corporation. If the Corporation determines in good faith that for any reason it cannot determine the Applicable Rate for any dividend period on the basis of such per annum data published during such calendar period by the Board or such other bank, agency or department as aforesaid, then the Applicable Rate will be calculated on the basis of the arithmetic average of the per annum market discount rates (or average yields to maturity, as the case may be) based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable interest-bearing or fixed interest rate U.S. Treasury securities or bills, as the case may be (other than Special Securities), of relevant maturities from the date of any such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily Quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                    The Treasury Bill Rate, the Ten Year Constant Maturity Rate
               and the Twenty Year Constant Maturity Rate will each be rounded to the nearest five-hundredths of a percentage point.

                    The amount of dividends per share for each dividend period will be computed by dividing the dividend rate for such dividend period by four and applying such rate against the stated value per share of this Series C. The amount of dividends payable for the initial dividend period or for any period shorter than a full quarterly dividend period will be computed on the basis of a 90-day quarter and the actual number of days elapsed in such period.

                    The Applicable Rate with respect to each dividend period
               will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing.
               The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of this Series C.

                    As used herein, the term "Calendar Period" means a period of
               14 days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).

               2. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series C are entitled to receive, out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of $25.00 per share plus accrued and unpaid dividends. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to this Series C and any other shares of stock of the Corporation ranking as to any such distribution on a parity with this Series C are not paid in full, the holders of this Series C and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of this Series C will not be entitled to any further participation in any distribution of assets of the Corporation. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation in consideration for the issuance of securities of another corporation, will not be deemed to be a liquidation, dissolution or winding up of the Corporation.

               3. No Voting Rights. The holders of this Series C shall not be entitled to vote at any meeting of shareholders or for any other purpose or otherwise to participate in any action taken by the shareholders, or to receive notice of any meeting of shareholders, except that the holders of this Series C will have the right to vote to elect directors of the Corporation if the equivalent of six quarterly dividends payable on this Series C are in default. In the case of such default, and until all dividends in default have been paid or declared and set apart for payment, the holders of outstanding shares of this Series C will be entitled to vote in the election of directors on the same basis as the holders of the Corporation's common stock are entitled to vote.

               The affirmative vote of the holders of a majority of the outstanding shares of this Series C, voting together as a single class, on the basis of one vote per share, will be required for any amendment of the Corporation's Restated Certificate of Incorporation which will materially and adversely affect the rights or preferences of this Series C.

               4. Redemption. Shares of this Series C are redeemable in whole or in part, at the option of the Corporation, upon not less than 30 nor more than 60 days' notice by mail at a redemption price of $25.00 per share, plus accrued and unpaid dividends to the date fixed for redemption.

               If full cumulative dividends on this Series C have not been paid or declared and set apart for payment, this Series C may not be redeemed in part and the Corporation may not purchase or acquire any shares of this Series C.

               Any shares of this Series C redeemed shall assume the status of authorized and unissued shares and may be reissued as shares of the same or any other series of preferred stock.

          4. The location of the current registered office of the Corporation in this State is 301 Carnegie Center, P. O. Box 2066, Princeton, New Jersey 08543-2066, and the name of the current agent therein and in charge thereof upon whom process against this Corporation may be served is Richard F. Ober, Jr.

          5. The current Board of Directors consists of nineteen persons whose names and addresses are as follows:

          S. RODGERS BENJAMIN                      Chairman
                                                   Flemington Fur Company
                                                   8 Spring Street
                                                   Flemington, NJ 08822

          ROBERT L. BOYLE                          Publisher Emeritus
                                                     of the Dispatch
                                                   7 Orchard Lane
                                                   Rumson, NJ 07760

          JAMES C. BRADY, JR.                      Partner
                                                   Mill House Associates, Inc.
                                                   Box 351
                                                   Gladstone, NJ 07934

              JOHN G. COLLINS                   Vice Chairman
                                                Summit Bancorp.
                                                301 Carnegie Center
                                                P.O. Box 2066
                                                Princeton, NJ 08543-2066

              ROBERT G. COX                     President
                                                Summit Bancorp.
                                                301 Carnegie Center
                                                P.O. Box 2066
                                                Princeton, NJ 08543-2066

              T. J. DERMOT DUNPHY               President & CEO
                                                Sealed Air Corporation
                                                Park 80 Plaza East
                                                Saddle Brook, NJ 07662

              ANNE EVANS ESTABROOK              Owner
                                                Elberon Development Co.
                                                P.O. Box 677
                                                Kenilworth, NJ 07033-0677

              ELINOR J. FERDON                  Professional Volunteer
                                                Litchfield Way
                                                P.O. Box 255
                                                Alpine, NJ  07620

              FRED G. HARVEY                    Vice President
                                                E. & E. Corp.
                                                225 West 2nd Street
                                                Bethlehem, PA  18015

              JOHN R. HOWELL                    Chairman
                                                First Valley Corporation
                                                One Bethlehem Plaza
                                                Bethlehem, PA  18018

              FRANCIS J. MERTZ                  President
                                                Fairleigh Dickinson University
                                                1000 River Road
                                                Teaneck, NJ 07666

              GEORGE L. MILES, JR.              President & CEO
                                                WQED Pittsburgh
                                                4802 Fifth Avenue
                                                Pittsburgh, PA 15213

        HENRY S. PATTERSON II              President
                                           E'town Corporation
                                           P.O. Box 788
                                           Westfield, NJ 07091

        THOMAS D. SAYLES JR.               Former Chairman
                                           The Summit Bancorporation
                                           One Main Street
                                           Chatham, NJ 07928

        T. JOSEPH SEMROD                   Chairman and CEO
                                           Summit Bancorp.
                                           301 Carnegie Center
                                           P.O. Box 2066
                                           Princeton, NJ 08543-2066

        RAYMOND SILVERSTEIN                Consultant
                                           Alloy, Silverstein, Shapiro, Adams
                                           Mulford & Co.
                                           900 North Kings Highway
                                           Cherry Hill, NJ 08034

        ORIN R. SMITH                      Chairman and CEO
                                           Engelhard Corporation
                                           101 Wood Avenue
                                           Iselin, NJ 08830

        JOSEPH M. TABAK                    President and CEO
                                           JPC Enterprises, Inc.
                                           30 South Adelaide Avenue
                                           Penthouse F
                                           Highland Park, NJ 08904

        DOUGLAS G. WATSON                  President
                                           Pharmaceuticals Division
                                           Ciba-Geigy Corporation
                                           556 Morris Avenue
                                           Summit, NJ 07901

          The Board of Directors shall consist of not less than five (5) persons and not more than forty (40) persons, as may be determined from time to time in the discretion of the Board of Directors.

          Except as otherwise provided by statute, by this Restated Certificate of Incorporation as the same may be amended from time to time, or by By-Laws as the same may be amended from time to time, all corporate powers may be exercised by the Board of

Directors. Without limiting the foregoing, the Board of Directors shall have power, without shareholders' action:

          A. To authorize and cause to be executed and/or issued mortgages, liens, bonds, debentures or other obligations including bonds, debentures or other obligations convertible into, or exchangeable for stock of any class, or bearing, warrants or other evidences of optional rights to purchase or subscribe to, or both, stock of any class, upon the terms, in the manner and under the condition fixed by resolution of the Board of Directors prior to the issue thereof, secured or not secured, upon the real and personal or other property of the Corporation, or any part thereof, provided that a majority of the whole Board of Directors concur therein by resolution or in writing.

          B. With the sanction of a resolution passed by the holders of two-thirds of the shares issued and outstanding at any annual or special meeting of shareholders duly called for that purpose, to sell, assign, transfer or otherwise dispose of all the rights, franchises and property of the Corporation as an entirety; and any such sale may be wholly or partly in consideration of the bonds, mortgages, debenture obligations, securities or evidences of indebtedness, or shares of the capital stock, of any corporation or corporations of any state, territory or foreign country, formed or to be formed for the purpose of purchasing the same.

          C. To loan money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary, including an officer or employee who is also a director of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation.

          D. To designate three (3) or more of their number to constitute an executive committee, which committee shall for the time being and subject to the control and direction of the Board of Directors have and exercise all the powers of the Board of Directors which may be lawfully delegated for the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

     6. This Restated Certificate of Incorporation is to become effective as of March 1, 1996.

     7. Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Neither the amendment or repeal of this
Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

     8. Except as may be otherwise provided in respect of directors to be elected by the holders of Preferred Stock, or any series thereof, by the terms of any resolution or resolutions of the Board of Directors providing for any series of Preferred Stock adopted pursuant to the provisions of Article 3 hereof, the Board of Directors shall be classified, with respect to the time for which directors shall hold office, into three classes, as determined by the Board of Directors, each as nearly equal in number as possible. At the annual meeting of the shareholders of the Corporation at which this Article 8 is adopted, the first such class of directors shall be elected for a term expiring upon the next following annual meeting of shareholders and upon the election and qualification of their respective successors, the second such class of directors shall be elected for a term expiring upon the second following annual meeting of shareholders and upon the election and qualification of their respective successors, and the third such class of directors shall be elected for a term expiring upon the third following annual meeting of shareholders and upon the election and qualification of their respective successors. At each annual meeting of shareholders following the annual meeting at which this Article 8 is adopted, directors of the class of directors whose term expires at such annual meeting shall be elected for a term expiring upon the third following annual meeting of shareholders and upon the election and qualification of their respective successors. Whenever the number of directors constituting the whole Board of Directors is changed, except as may be otherwise provided in respect of directors to be elected by the holders of Preferred Stock, or any series thereof, by the terms of any resolution or resolutions of the Board of Directors providing for any series of Preferred Stock adopted pursuant to the provisions of Article 3 hereof, any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the three classes so as to maintain all the classes as equal in number as possible, and each such director shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified; provided, however, that no decrease in the number of directors shall effect the then-current term of any director then in office.

          A director may be disqualified from office as required by law or under any applicable rules, regulations or orders of any federal or state regulatory authority or by provisions of general applicability in the Restated Certificate of Incorporation or By-Laws adopted prior to such director's election.

          Any action by the Board of Directors or shareholders creating one or more vacancies on the Board of Directors by increasing the authorized number of directors shall be effective only if such action has received the affirmative vote, in the case of the Board of Directors, of eighty percent (80%) or more of the directors then holding office or, in the case of the shareholders, of eighty percent (80%) or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.



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     9.   Subject to the rights of the holders of shares of any series of
Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the shareholders of the Corporation must be effected exclusively either at a duly called annual or special meeting of shareholders of the Corporation or by the unanimous (but no less than unanimous) written consent of the shareholders.

     10. In addition to any requirements of law and any other provision of the Restated Certificate of Incorporation of the Corporation or any resolution or resolutions of the Board of Directors providing for any series of Preferred Stock adopted pursuant to Article 3 hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law, any other Article, or other provisions hereof or any such resolution or resolutions), the affirmative vote of the holders of eighty percent (80%) or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopted any provision or take action inconsistent with, this Article 10 or Articles 8 or 9 hereof.




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